Exhibit (i)(5): Consent of Dechert, Counsel
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[LETTERHEAD]


Dechert

                                                       Direct Tel:  202.261.3377
                                                       John.Forst@dechert.com




January 2, 2001



Gardner Lewis Investment Trust
107 North Washington Street
Post Office Box 4365
Rocky Mount, NC  27803-0365


Re: Post-Effective Amendment No. 22 to Registration Statement on Form N-1A for Gardner Lewis Investment Trust ("Trust") (File Nos. 33-53800 and 811-07324)


Ladies and Gentlemen:

We hereby consent to the reference in the Trust's Statement of Additional Information to Dechert as counsel to the Trust and to the inclusion of this consent as an exhibit to Post-Effective Amendment No. 22 to the Trust's Registration Statement.



Very truly yours,

/s/ Dechert

Dechert